EX 99.28(g)(1)(xxii)

Amendment to
Master Global Custody Agreement Between
the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated August 12, 2009, as amended ("Agreement"), is by and among JNL Series Trust and JNL Investors Series Trust (each individually a "Trust" and collectively, the "Trusts"), JNL Variable Fund LLC and JNL Strategic Income Fund LLC (each individually a "Fund" and collectively, the "Funds") and JPMorgan Chase Bank, N.A. (the "Custodian").

Whereas, the following changes have been approved by the Board of Trustees of JNL Series Trust:

-	JNL/Ivy Asset Strategy Fund to JNL/FPA + DoubleLine Flexible Allocation Fund (due to the appointment of two additional sub-advisers who will manage certain assets of this fund, we will delineate "for the portion of assets managed by Ivy Investment Management Company"; the portion of assets managed by the other two sub-advisers are included in a custody agreement with a different custodian);

-	JNL/Capital Guardian Global Diversified Research Fund of JNL Series Trust will merge into the JNL/Oppenheimer Global Growth Fund of JNL Series Trust; and

-	JNL/Eastspring Investments Asia ex-Japan Fund of JNL Series Trust will merge into the JNL/Eastspring Investments China-India Fund, then pursuant to a sub-adviser replacement, the fund's name will change to the JNL/Invesco China-India Fund of JNL Series Trust.

Whereas, pursuant to the fund changes outlined above, the parties have agreed to amend Schedule A of the Agreement to:

-	remove the JNL/Capital Guardian Global Diversified Research Fund, and the JNL/Eastspring Investments Asia ex-Japan Fund from the list of funds under the JNL Series Trust section of Schedule A; and

-	update the fund names for: 1) the JNL/Ivy Asset Strategy Fund to the JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by Ivy Investment Management Company); and 2) the JNL/Eastspring Investments China-India Fund to the JNL/Invesco China-India Fund in the list of funds under the JNL Series Trust section of Schedule A.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	To delete Schedule A of the Agreement, and substitute it with Schedule A dated April 25, 2016, attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Trusts, Funds, and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts, Funds, or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed, effective as of April 25, 2016. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC JNL Strategic Income Fund LLC		JPMorgan Chase Bank, N.A.

By:	/s/ Kristen K. Leeman	By:	/s/ Anna Maria Calla Minniti
Name:	Kristen K. Leeman	Name:	Anna Maria Calla Minniti
Title:	Assistant Secretary	Title:	Vice President

Schedule A
List of Funds as of April 25, 2016

JNL Investors Series Trust Fund
JNL Money Market Fund

JNL Series Trust Funds
JNL Multi-Manager Small Cap Growth Fund
JNL Multi-Manager Small Cap Value Fund
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Alt 65 Fund
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Growth Allocation Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Natural Resources Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Brookfield Global Infrastructure and MLP Fund
JNL/Capital Guardian Global Balanced Fund
JNL/FPA + DoubleLine Flexible Allocation Fund (for the portion of assets managed by Ivy Investment Management Company)
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Invesco China-India Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital Index 5 Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/MMRS Conservative Fund

A-1

JNL Series Trust Funds
JNL/MMRS Growth Fund
JNL/MMRS Moderate Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Scout Unconstrained Bond Fund
JNL/WMC Balanced Fund
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P Mid 3 Fund
JNL/S&P International 5 Fund
JNL/S&P 4 Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Aggressive Growth Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Disciplined Growth Fund

JNL Variable Fund LLC Funds
JNL/Mellon Capital Dow Index Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

JNL Strategic Income Fund LLC Fund
[Reserved]

A-2